Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated August 3, 2012, of Goldstream Mining Inc. relating to the financial statements as of May 31, 2012 and for the period from November 18, 2011 (Inception) to May 31, 2012, and to the reference to our firm under the caption "Experts" in this Registration Statement.


/s/ M&K CPAS, PLLC
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M&K CPAS, PLLC
Houston, Texas
August 3, 2012